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                                                                      EXHIBIT 15



Bank of America, N.A. as Trustee
 for the Cross Timbers Royalty Trust:

We are aware that Cross Timbers Oil Company and Cross Timbers Royalty Trust have incorporated by reference in Registration Statement No. 333-56983 on Form S-3, and that Cross Timbers Oil Company has incorporated by reference in its Registration Statement No. 33-55784 on Form S-8, Cross Timbers Royalty Trust's Form 10-Q for the quarter ended June 30, 1999, which includes our report dated August 6, 1999, covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, that report is not considered a part of the registration statement prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.



ARTHUR ANDERSEN LLP

Fort Worth, Texas
August 13, 1999

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